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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported) June 28, 2001




                           ARCHIBALD CANDY CORPORATION
             (Exact name of registrant as specified in its charter)




           ILLINOIS                   333-33751                  36-0743280
(State or other jurisdiction         Commission               (I.R.S. Employer
    of incorporation)                 File No.)              Identification No.)

                          1137 WEST JACKSON BOULEVARD,
                             CHICAGO, ILLINOIS 60607
                          (Address, including Zip Code,
                         of Principal Executive Offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (312) 243-2700




                                    NO CHANGE
             -------------------------------------------------------
          (Former name or former address, if changed since last report)


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                           ARCHIBALD CANDY CORPORATION


ITEM 5.   OTHER EVENTS.

          Archibald Candy Corporation has refinanced its revolving credit facility and the related revolving credit facility of its Canadian subsidiary, Archibald Candy (Canada) Corporation, with a new credit facility with The CIT Group/Business Credit, Inc. The new credit facility, which expires on June 28, 2004, provides for revolving loans to Archibald in an aggregate principal amount at any time not to exceed the lesser of (1) $30.0 million and (2) a borrowing base comprised of a percentage of eligible accounts receivable, eligible inventory and the value of some of Archibald's owned store locations.

          In addition, Fannie May Holdings, Inc., the sole shareholder of Archibald, has entered into agreements with its shareholders that amend certain terms and conditions of Fannie May's preferred stock. The terms of the senior preferred stock have been amended to, among other things, eliminate the accrual of dividends on such stock after August 31, 2000 and to change the mandatory redemption date of such stock from a single aggregate redemption payment on August 31, 2001 to a schedule of mandatory redemption payments on January 15th of each year, commencing in 2002 and ending in 2006. Such annual redemption payments are in the amount of $3.0 million in each of the years 2002 through 2004, $2.0 million in 2005 and $2.5 million in 2006.

          The terms of the Junior Class A PIK and Junior Class B PIK preferred stock have been amended to extend the mandatory redemption date for each such class of preferred stock from November 1, 2001 to March 15, 2006. TCW and certain of its affiliates also have agreed to extend from January 1, 2000 to June 30, 2003 the date on which TCW and such affiliates have the right to put their Class A common stock to Fannie May. In addition, in the event that Fannie May does not redeem all of the common stock and preferred stock of TCW and its affiliates within ninety (90) days of the exercise of this put right, TCW and its affiliates have the right to take control of a majority of the voting power of the Fannie May board of directors.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ARCHIBALD CANDY CORPORATION
                                                   (Registrant)



                                           /s/ Richard J. Anglin
Dated: June 28, 2001                       --------------------------------
                                           Name:   Richard J. Anglin
                                           Title:  Vice President and
                                                   Chief Financial Officer










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